EXHIBIT 3.2

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
CELLULAR RADIO SYSTEMS, INC.
a Colorado Corporation

     Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation ("Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The following amendments to the Articles of Incorporation were adopted by the Shareholders of the Corporation on May 31, 1988, in the manner prescribed by the Colorado Corporation Act, amending Article I of the original Articles of Incorporation as follows:

ARTICLE I:  NAME
----------------

     The name of the Corporation is: SILVERTHORNE PRODUCTION COMPANY.

     SECOND: The foregoing amendment was adopted at the annual meeting of the Shareholders, which meeting was held pursuant to Notice on May 31, 1988, and the Shareholders in compliance with the requirements of C.R.S.ss. 7-2-107.


Dated:  June 8, 1988.


                                            CELLULAR RADIO SYSTEMS INC.,
                                            a Colorado corporation

                                            /s/ David R. Reitsema
                                            ----------------------------
                                            David R. Reitsema, President

                                            /s/ Steven Potter
                                            ------------------------
                                            Steven Potter, Secretary


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STATE OF COLORADO        )
                                 )ss.
COUNTY OF ARAPAHOE               )

         I, Lucy E. DeMuth, a Notary Public in and for the said County and State, hereby certify that David R. Reitsema and Steven Potter, who acknowledged that they are the President and Secretary, respectively, of CELLULAR RADIO SYSTEMS, INC., personally known to me and signed the foregoing ARTICLES OF AMENDMENT as their free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

         In witness whereof, I have hereunto set my hand and seal this 8th day of June, 1988.

                                                     /s/ Lucy E. DeMuth
                                                     ------------------
                                                     Lucy E. DeMuth